UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2020

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

96 Pitts Bay Road Pembroke,

HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 279-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares	ATH	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A, par value $1.00 per share	ATHPrA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B, par value $1.00 per share	ATHPrB	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C, par value $1.00 per share	ATHPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 8, 2020, Athene Holding Ltd. (“Athene”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) sent a joint written proposal to the board of directors of American Equity Investment Life Holding Company (“AEL”) to acquire AEL, subject to certain conditions, for $36.00 per share in cash. Pursuant to such proposed transaction, MassMutual would acquire all of the insurance operations and personnel of AEL and Athene would reinsure 80% of the in-force policyholder liabilities of AEL. A copy of the joint written proposal is filed as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with the reinsurance transaction, approximately two-thirds of the capital for the transaction would be provided by Apollo/Athene Dedicated Investment Program (“ADIP”) through Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA”), with the remaining one-third provided by Athene. Athene does not currently expect to use excess equity capital for the reinsurance transaction given that Athene would assume the outstanding AEL preferred securities, the aggregate amount of which is in excess of Athene’s expected capital contribution for the reinsurance transaction. Athene has structured and underwritten its reinsurance proposal consistent with targeted returns for recent inorganic growth transactions, taking into account expected portfolio redeployment on assets transferred as part of the transaction.

On October 1, 2020, the Wall Street Journal published a news article regarding the joint written proposal by Athene and MassMutual to acquire American Equity and consolidation in the insurance industry. A copy of the Wall Street Journal article is filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

  (d) Exhibits

Exhibit No.	Description

99.1	Letter dated September 8, 2020 from Athene Holding Ltd and Massachusetts Mutual Life Insurance Company to American Equity Investment Life Holding Company.

99.2	News Article

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: October 1, 2020	/s/ John L. Golden
John L. Golden
EVP & General Counsel